Exhibit 10.18

COBIZ INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective January 1, 2004

TABLE OF CONTENTS

ARTICLE I – PURPOSE; EFFECTIVE DATE

1.1	Purpose
1.2	Effective Date

ARTICLE II – DEFINITIONS

2.1	Actuarial Equivalent
2.2	Beneficiary
2.3	Board
2.4	Change in Control
2.5	Committee
2.6	Company
2.7	Compensation
2.8	Deferred Compensation Plan
2.9	Disability
2.10	Early Retirement Date
2.11	Final Average Compensation
2.12	Form of Payment Designation
2.13	401(k) Plan
2.14	Normal Retirement Date
2.15	Participant
2.16	Participation Agreement
2.17	Plan
2.18	Retirement
2.19	Supplemental Retirement Benefit
2.20	Target Benefit Percentage
2.21	Years of Participation
2.22	Years of Service

ARTICLE III – PARTICIPATION

3.1	Eligibility and Participation
3.2	Change in Employment Status

ARTICLE IV – DEATH BENEFIT

4.1	Death Benefit
4.2	Beneficiary Designation
4.3	Changing Beneficiary
4.4	Effect of Payment

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ARTICLE V – SUPPLEMENTAL RETIREMENT BENEFITS

5.1	Supplemental Retirement Benefit
5.2	Vesting
5.3	Benefits Payable Upon Various Kinds of Employment Termination
5.4	Form of Payment
5.5	Change in Control
5.6	Commencement of Benefit Payments
5.7	Withholding; Payroll Taxes
5.8	Payment to Guardian

ARTICLE VI – CHANGES TO DEFERRAL RULES UNDER AMERICAN JOBS CREATION ACT OF 2004

6.1	New Law Change
6.2	Notice 2005-1
6.3	The Committee Shall Administer the Plan in Good Faith

ARTICLE VII – ADMINISTRATION

7.1	Committee; Duties
7.2	Agents
7.3	Binding Effect of Decisions
7.4	Indemnity of Committee
7.5	Election of Committee After Change in Control

ARTICLE VIII – CLAIMS PROCEDURE

8.1	Claim
8.2	Denial of Claim
8.3	Review of Claim
8.4	Final Decision

ARTICLE IX – TERMINATION, SUSPENSION OR AMENDMENT

9.1	Termination, Suspension or Amendment of Plan

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ARTICLE X – MISCELLANEOUS

10.1	Unfunded Plan
10.2	Company Obligation
10.3	Unsecured General Creditor
10.4	Trust Fund
10.5	Nonassignability
10.6	Not a Contract of Employment
10.7	Protective Provisions
10.8	Governing Law
10.9	Validity
10.10	Notice
10.11	Successors

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COBIZ INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

ARTICLE I – PURPOSE; EFFECTIVE DATE

1.1                                 Purpose

The purpose of this Supplemental Executive Retirement Plan is to provide supplemental retirement and disability benefits for a select group of management of the Company. It is intended that the Plan will promote growth in the Company by retaining and attracting individuals of exceptional ability by providing them with these benefits.

1.2                                 Effective Date

This Plan shall be effective as of January 1, 2004.

ARTICLE II – DEFINITIONS

For the purposes of this Plan, the following terms shall have the meanings indicated unless the context clearly indicates otherwise:

2.1                                 Actuarial Equivalent

“Actuarial Equivalent” means equivalence in value between two (2) or more forms and/or times of payment based on a determination by an actuary chosen by the Company, using the 1984 IAM Mortality Table, and the PBGC rate in effect at the time of such determination. Notwithstanding the foregoing, for purposes of determining lump sums, the interest rate shall be equal to the lesser of (a) the Pension Benefit Guaranty Corporation interest rate for immediate annuities, as published in Appendix B to Part 2619 of Title 29 of the Code of Federal Regulations, or any successor or replacement rate (the “PBGC rate”) in effect on January 1 of each year; or (b) a twenty-four (24) month rolling average of the PBGC rate, using the current rate as of the beginning of the month in which the calculation is made and the twenty-three (23) previous months.

2.2                                 Beneficiary

“Beneficiary” means the person, persons or entity as designated by the Participant, entitled under Article IV to receive Plan benefits payable after the Participant’s death.  If no Beneficiary is designated, the Beneficiary shall be deemed to be such Participant’s estate.

2.3                                 Board

“Board” means the Board of Directors of the Company.

2.4                                 Change of Control

“Change of Control” of the Company means, and shall have been deemed to have occurred upon, the first to occur of any of the following events:

        (a ) The acquisition by any person, entity or group (as defined in Section 13(d) of the Exchange Act) (other than (i) the Company and its Subsidiaries, (ii) any employee benefit plan of the Company or its Subsidiaries or (iii) any person who is an officer, director or beneficial owner of 5% or more of the outstanding stock on the date the Plan is adopted by the Board) through one transaction or a series of transactions of 50% or more of the combined voting power of the then outstanding voting securities of the Company;

        (b)  The merger or consolidation of the Company as a result of which the persons who were shareholders of the Company immediately prior to such merger or consolidation do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company; provided, however, that, for purposes of this clause [b], any shares of stock of or other equity interest in the merged or consolidated entity that are issued to or retained by a person who was a shareholder of the Company immediately prior to the transaction in respect of such person’s ownership interest in a party to the transaction other than the Company shall not be deemed to be owned by such person immediately after the transaction (but shall be deemed to be outstanding);

        (c)    The liquidation or dissolution of the Company (other than (i) a dissolution occurring upon a merger or consolidation thereof, (ii) a liquidation of the Company into its Subsidiary or (iii) a liquidation or dissolution that is incident to a reorganization); and

        (d)  The sale, transfer or other disposition of all or substantially all of the assets of the Company through one transaction or a series of related transactions to one or more persons or entities.

        (e)  For purposes of this Section 2.3, the term “Subsidiary” shall mean any corporation owned 50 percent or more by the Company, or any other affiliate designated by the Board.

2.5                                 Committee

“Committee” means the committee appointed by the Board to administer the Plan pursuant to Article VII.

2.6                                 Company

“Company” means CoBiz Inc. a Colorado Corporation.

2.7                                 Compensation

“Compensation” means the base salary payable to a Participant by the Company and considered to be “wages” for purposes of federal income tax withholding. Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to the Company’s tax qualified plans which may be maintained under Section 401(k) or Section 125 of the Internal Revenue Code (the “Code”), or under the Deferred Compensation Plan as defined in Section 2.7. Inclusion of any other forms of Compensation are subject to Committee approval.

2.8                                 Deferred Compensation Plan

“Deferred Compensation Plan” means a nonqualified deferred compensation plan established by the Company for a select group of highly compensated and management employees of the Company.

2.9                                 Disability

“Disability” means a physical or mental condition that prevents the Participant from satisfactorily performing the Participant’s usual duties for the Company. The Committee shall determine the existence of Disability and may rely on advice from a medical examiner satisfactory to the Committee in making the determination.

2.10                           Early Retirement Date

The Plan will have no Early Retirement Date unless the Board in its sole discretion and on a case by case basis, shall specify one.

2.11                           Final Average Compensation

“Final Average Compensation” means the Participant’s average monthly Compensation during any five (5) calendar years in which the Participant’s Compensation is the highest during the Benefit Measurement Period.  The Benefit Measurement Period begins with the Participant’s date of participation in the Plan and ends after 10 years of participation.

2.12                           Form of Payment Designation

“Form of Payment Designation” means the form prescribed by the Committee and completed by the Participant, indicating the chosen form of payment for benefits payable under the Plan, as elected by the Participant.

2.13                           401(k) Plan

“401(k) Plan” means the CoBiz Inc. 401(k) Plan or any successor defined contribution plan maintained by the Company that qualifies under Section 401(a) of the Code by satisfying the requirements of Section 401(k) of the Code.

2.14                           Normal Retirement Date

“Normal Retirement Date” means the date on which a Participant terminates employment with the Company on or after the later of age sixty (60) or completion of ten (10) Years of Service.

2.15                           Participant

“Participant” means any employee who is eligible, pursuant to Section 3.1, to participate in this Plan, and who has not yet received full benefits hereunder.

2.16                           Participation Agreement

“Participation Agreement” means the agreement filed by a Participant and approved by the Committee pursuant to Article III.

2.17                           Plan

“Plan” means this CoBiz Inc. Supplemental Executive Retirement Plan, as may be amended from time to time.

2.18                           Retirement

“Retirement” means a Participant’s termination from employment with the Company at the Participant’s Normal Retirement Date.

2.19                           Supplemental Retirement Benefit

“Supplemental Retirement Benefit” means the benefit determined under Article V of this Plan.

2.20                           Target Benefit Percentage

“Target Benefit Percentage” means the percentage of a Participant’s Final Average Compensation that will be used in determining the Participant’s Supplemental Retirement Benefit under Article V of this Plan. The Target Benefit Percentage is determined by multiplying fifty percent (50%) times a fraction, the numerator of which is the Participant’s Years of Participation (not to exceed ten (10)) and the denominator of which is ten (10). The Target Benefit Percentage, as set forth in the preceding sentence, shall apply to those Participants who retire on or after December 31, 2004.

2.21                           Years of Participation

“Years of Participation” means each year a Participant participates in the Plan, excluding years which the Participant no longer actively participates, in accordance with Section 3.2.

2.22                           Years of Service

“Years of Service” means the number of 12 month periods of continuous employment with the Company by the Participant, beginning with the date of participation in this Plan.

ARTICLE III – PARTICIPATION

3.1                                 Eligibility and Participation

(a) Eligibility.  Eligibility to participate in the Plan shall be limited to those select key employees of the Company who are designated by management, from time to time, and approved by the Committee.

(b) Participation. An employee’s participation in the Plan shall be effective upon notification to the employee by the Committee of eligibility to participate, completion of a Participation Agreement and a Form of Payment Designation, and acceptance of each by the Committee.  Subject to Section 3.2, participation in the Plan shall continue until such time as the Participant terminates employment with the Company and as long thereafter as the Participant is eligible to receive benefits under this Plan.

3.2                                 Change in Employment Status

If the Committee determines that a Participant’s employment performance is no longer at a level that deserves reward through participation in this Plan, but does not terminate the Participant’s employment with the Company, participation herein and eligibility to receive benefits hereunder shall be limited to the Participant’s accrued interest in such benefits as of the date designated by the Board (“Participation Termination Date”). Such benefits shall be based solely on the Participant’s Years of Participation and Compensation as of the Participation Termination Date. Notwithstanding the above, Participants who have a change in employment status, as described in this Section 3.2, and who terminate employment with the Company within twenty-four (24) months following a Change in Control, shall be entitled to benefits as described in Section 5.5 of this Plan.

ARTICLE IV – DEATH BENEFIT

4.1                                 Death Benefit

If a Participant dies prior to termination of employment with the Company, and such Participant has an accrued vested Supplemental Retirement Benefit under this Plan, such accrued vested Supplemental Retirement Benefit will be forfeited.  If a Participant dies subsequent to termination of employment with the Company, but prior to the time such Participant has been paid his accrued vested Supplemental Retirement Benefit, any portion of such Participant’s accrued vested Supplemental Retirement Benefit which has not been paid will be paid in an Actuarial Equivalent lump sum to such Participant’s Beneficiary.  Such death benefit shall be paid as soon as practicable after the Participant’s death.

4.2                                 Beneficiary Designation

Each Participant eligible to receive a death benefit pursuant to Section 4.1 above shall have the right to designate one (1) or more persons or entity as Beneficiary (both primary as well as secondary) to who benefits under this Plan shall be paid.  Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant’s lifetime.

4.3                                 Changing Beneficiary

Any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Committee.  The filing of a new designation shall cancel all designations previously filed.

4.4                                 Effect of Payment

Payment to the Beneficiary shall completely discharge the Company’s obligation under this Plan.

ARTICLE V – SUPPLEMENTAL RETIREMENT BENEFITS

5.1                                 Supplemental Retirement Benefit

If a Participant retires at the Normal Retirement Date, the Participant shall be entitled to a Supplemental Retirement Benefit equal to an annual benefit, payable for ten years, equal to the Participant’s Target Benefit Percentage multiplied by Final Average Compensation.  For purposes of calculating such benefit, it shall be assumed that such benefit will be paid monthly.

5.2                                 Vesting

A Participant shall vest in his benefits under this Plan at the rate of 20 percent for each Year of Service, and shall be 100% vested on completion of five Years of Service.

5.3                                 Benefits Payable Upon Various Kinds of Employment Termination

If a Participant terminates employment with the Company prior to vesting, such Participant shall forfeit the non vested percentage of his accrued Supplemental Retirement Benefit.  If a Participant terminates employment because of Disability, such Participant shall be deemed to be 100 percent vested in his Supplemental Retirement Benefit, regardless of Years of Service.  If a Participant dies prior to termination of employment, such Participant shall forfeit the balance of his accrued Supplemental Retirement Benefit, as specified in Section 4.1 hereof.  If a Participant dies subsequent to termination of employment, but prior to the time his vested accrued benefit has been completely paid, such Participant shall be eligible for the death benefit specified in Section 4.1 hereof.  If a Participant involuntarily terminates employment with the Company as a result of Change in Control, benefits will be as described in Section 5.5, and the Participant shall be deemed to be 100 percent vested.

5.4                                 Form of Payment

The normal form of payment of the Supplemental Retirement Benefit hereunder, shall be deemed to be a lump sum which is the Actuarial Equivalent of the Supplemental Retirement Benefit specified in Section 5.1 hereof.  A Participant may execute a Form of Payment Designation, specifying a monthly benefit for a period certain of 120 months, consistent with the provisions of Article VI hereof.

5.5                                 Change in Control

(a) Amount. If the Participant is involuntarily terminated or suffers a significant diminution of duties or responsibilities within twenty-four (24) months following a Change in Control, the Participant shall be entitled to a Supplemental Retirement Benefit as determined under Section 5.1 above, in the form of an Actuarial Equivalent lump sum.

(b) Form and Time of Payment. The benefit payable under this Section 5.5 shall be paid commencing as soon as possible after all information necessary to calculate the benefit amount has been received by the Company following termination of employment.

5.6                                 Commencement of Benefit Payments

(a) Payment of the Supplemental Retirement Benefit shall commence on a Participant’s Normal Retirement Date.

(b) Payment of the Supplemental Retirement Benefit to a Participant who terminates employment on account of Disability shall commence immediately after the Committee determines a Disability.

(c) Payment of a Supplemental Retirement Benefit on account of a Change of Control shall commence as specified in Section 5.5 hereof.

(d)  Payment of a death benefit shall commence as specified in Section 4.1 hereof.

5.7                                 Withholding; Payroll Taxes

The Company shall withhold from payments hereunder any taxes required to be withheld from such payments under local, state or federal law.  A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3405(a)(2) of the Internal Revenue Code, or any successor provisions thereto.

5.8                                 Payment to Guardian

If a Plan benefit is payable to a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such person. The Committee may require proof of competency, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee and the Company from all liability with respect to such benefit.

ARTICLE VI – CHANGES TO DEFERRAL RULES UNDER AMERICAN

JOBS CREATION ACT OF 2004

6.1                                 New Law Change

Immediately prior to the adoption of this Plan by the Company, Congress enacted the American Jobs Creation Act of 2004 (the “Act”).  The Act added Section 409A to the Internal Revenue Code, and changed the law with respect to nonqualified deferred compensation plans.  The Plan constitutes a nonqualified deferred compensation plan for purposes of the Act.

6.2                                 Notice 2005-1

Pursuant to the terms of the Act, which requires the issuance of preliminary guidance as to the Act’s terms, the Treasury Department issued Notice 2005-1 on December 20, 2004.  The Notice answers some preliminary questions about the meaning of the Act, but leaves many issues regarding the meaning of its terms to be decided at a later time.  Section II of Notice 2005-1 states that further guidance and interpretation are forthcoming and that until that time, taxpayers should interpret the statute utilizing good faith, and a reasonable approach.

6.3                                 The Committee Shall Administer the Plan in Good Faith

The Committee shall administer the Plan and deal with the ambiguities remaining with the passage of the Act in good faith, and in a reasonable fashion.  The Committee may suspend the requirement that Participants execute a Form of Payment Designation until such ambiguities are resolved.  The Committee shall recommend to the Board that the Plan be amended to fully comply with the Act as soon as Treasury issues guidance with respect to areas where ambiguities remain, but no later than December 31, 2005.

ARTICLE VII – ADMINISTRATION

7.1                                 Committee; Duties

The Plan shall be administered by the Committee, which shall consist of not less than three (3) persons appointed by the Board, except after a Change in Control as provided in Section 7.5. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. A majority vote of the Committee members shall control any decision.

7.2                                 Agents

The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

7.3                                 Binding Effect of Decisions

The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.4                                 Indemnity of Committee

The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member’s service on the Committee, except in the case of gross negligence or willful misconduct.

7.5                                 Election of Committee After Change in Control

After a Change in Control, vacancies on the Committee shall be filled by majority vote of the remaining Committee members and Committee members may be removed only by such a vote. If no Committee members remain, a new Committee shall be elected by majority vote of the Participants in the Plan immediately preceding such Change in Control. No amendment shall be made to Article VII or other Plan provisions regarding Committee authority with respect to the Plan without prior approval by the Committee.

ARTICLE VIII – CLAIMS PROCEDURE

8.1                                 Claim

Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan (hereinafter referred to as “Claimant”) shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

8.2                                 Denial of Claim

If the claim or request is denied, the written notice of denial shall state:

(a) The reason for denial, with specific reference to the Plan provisions on which the denial is based;

(b) A description of any additional material or information required and an explanation of why it is necessary; and

(c) An explanation of the Plan’s claims review procedure.

8.3                                 Review of Claim

Any Claimant whose claim or request is denied or who has not received a response within sixty (60) days may request a review by notice given in writing to the Committee. Such request must be made within sixty (60) days after receipt by the Claimant of the written notice of denial, or in the event Claimant has not received a response sixty (60) days after receipt by the Committee of Claimant’s claim or request. The claim or request shall be reviewed by the ommittee which may, but shall not be required to, grant the Claimant a hearing.  On review, the Claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

8.4                                 Final Decision

The decision on review shall normally be made within sixty (60) days after the Committee’s receipt of Claimant’s claim or request. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant Plan provisions.  All decisions on review shall be final and bind all parties concerned.

ARTICLE IX – TERMINATION, SUSPENSION OR AMENDMENT

9.1                                 Termination, Suspension or Amendment of Plan

The Board may, in its sole discretion, terminate or suspend the Plan at any time, in whole or in part. The Board may amend the Plan at any time. Any amendment may provide different benefits or amounts of benefits from those herein set forth. However, no such termination, suspension or amendment shall adversely affect the benefits of Participants which have accrued prior to such action, or the benefits of any Participant who has previously retired, except as otherwise determined by the Board under Section 10.1 with respect to any Participant.

ARTICLE X – MISCELLANEOUS

10.1                           Unfunded Plan

This Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly-compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Board may terminate the Plan and make no further benefit payments, or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

10.2                           Company Obligation

The obligation to make benefit payments to any Participant under the Plan shall be an obligation solely of the Company with respect to the deferred compensation receivable from, and contributions by the Company, and shall not be an obligation of another employer.

10.3                           Unsecured General Creditor

Except as provided in Section 10.4, Participants and their Beneficiaries shall be unsecured general creditors, with no secured or preferential right to any assets of the Company or any other party for payment of benefits under this Plan. Any property held by the Company for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets.  The Company’s obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

10.4                           Trust Fund

The Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Although such a trust shall be irrevocable, its assets shall be held for payment of all the Company’s general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, the Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of the Company.

10.5                           Nonassignability

Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

10.6                           Not a Contract of Employment

This Plan shall not constitute a contract of employment between the Company and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge a Participant at any time.

10.7                           Protective Provisions

A Participant shall cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Company may deem necessary and by taking such other action as may be requested by the Company.

10.8                           Governing Law

The provisions of this Plan shall be construed and interpreted according to the laws of the State of Colorado, except as preempted by federal law.

10.9                           Validity

If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.10                     Notice

Any notice or filing required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Company’s address. Mailed notice to a Participant or Beneficiary shall be directed to the individual’s last known address in the Company’s records.

10.11       Successors

The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

COBIZ INC.

By:
/s/ Steve Bangert

Title:
Chief Executive Officer

Dated:
February 11, 2005